EXHIBIT 10.11
                                                                 -------------









                             SUBURBAN PROPANE, L.P.

                             SUPPLEMENTAL EXECUTIVE

                                 RETIREMENT PLAN
                         (Effective as of March 5, 1996)

Suburban Propane, L.P.
Supplemental Executive Retirement Plan
(Effective as of March 5, 1996)

Contents



Section                                                           Page
-------                                                           ----

               Article I.  The Plan

1.1            Establishment of the Plan                         1
1.2            Purpose                                           1

               Article II.  Definitions

2.1            Average Final Compensation                        1
2.2            Board of Supervisors                              1
2.3            Committee                                         1
2.4            Compensation                                      1
2.5            Deferred Retirement Date                          2
2.6            Early Retirement Date                             2
2.7            Employer                                          2
2.8            Normal Retirement Date                            2
2.9            MLP                                               2
2.10           Participant                                       2
2.11           Partnership                                       2
2.12           Pension Offset                                    2
2.13           Plan                                              2
2.14           Qualified Plan                                    2
2.15           Retirement Date                                   2

               Article III.  Participation

3.1            Participation                                     3
3.2            Continuation of Participation                     3

               Article IV.  Retirement Date

4.1            Normal Retirement Date                            3
4.2            Deferred Retirement Date                          4
4.3            Early Retirement Date                             4

Suburban Propane, L.P.
Supplemental Executive Retirement Plan
(Effective as of March 5, 1996)

Contents


Section                                                           Page
-------                                                           ----

               Article V.  Retirement Benefits

5.1            Normal Retirement Benefit                         4
5.2            Deferred Retirement Benefit                       4
5.3            Early Retirement Benefit                          5
5.4            Disability Retirement Benefit                     5
5.5            Adjusted Age and Benefit Service                  6

               Article VI.  Death Benefits

6.1            Prior to Retirement                               6
6.2            After Retirement                                  6

               Article VII.  In Event of Termination of Employment

7.1            Termination Prior to Retirement                   6
7.2            Termination after Eligibility for Retirement      7

               Article VIII.  Time and Form of Benefit Payment

8.1            Normal Form of Benefit                            7
8.2            Optional Forms of Benefit                         7

               Article IX.  Provision of Benefits

9.1            Participant Contributions                         7
9.2            Funding                                           7

               Article X.  Administration of the Plan

10.1           Powers and Duties of the Committee                8

Suburban Propane, L.P.
Supplemental Executive Retirement Plan
(Effective as of March 5, 1996)

Contents


Section                                                           Page
-------                                                           ----

               Article XI.  Miscellaneous

11.1           Prohibition Against Encumbrance                   8
11.2           Right of Participant                              8
11.3           Change in Control                                 8

               Article XII.  Amendment or Termination of the Plan

12.1           Amendment                                         10
12.2           Termination                                       11

Schedule A     Participants

Article I.  The Plan

1.1     Establishment of the Plan

Suburban Propane, L.P., a Delaware limited partnership (the "Partnership"), hereby establishes an unfunded supplemental retirement plan for select employees ("Participants") of the Partnership, which plan shall be known as the "Suburban Propane, L.P. Supplemental Executive Retirement Plan" (the "Plan"). The Plan is effective as of March 5, 1996.

1.2     Purpose

The purpose of the Plan is to provide Participants with a minimum level of retirement income from the Partnership, in addition to other sources of capital accumulation. The Plan is intended to be a non-qualified, deferred compensation plan for a "select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

This Plan incorporates and replaces any agreement or arrangement between the Participant and the Partnership with regard to non-qualified supplemental retirement benefits that may be in existence prior to the effective date herein.


Article II.  Definitions

Except as otherwise defined herein, each capitalized term shall have the meaning set forth in the Pension Plan for Eligible Employees of Suburban Propane, L.P. (the "Qualified Plan").

     2.1 "Average Final Compensation" shall mean the highest average annual Compensation for the 60 consecutive months in the last 120 months of Benefit Service affording the highest such average, or during all months of Benefit Service if less than 60. Any administrative procedure adopted relative to the calculation of Average Final Compensation for the Qualified Plan shall apply to this Plan.

     2.2 "Board of Supervisors" shall mean the Board of Supervisors of the Partnership, except as otherwise specifically stated.

     2.3 "Committee" shall mean the Compensation Committee of the Board of Supervisors.

     2.4 "Compensation" shall have the same meaning as in the Qualified Plan, except that Compensation shall be determined without regard to the dollar limitations on the amount of pay taken into account, which limitations are set forth in Section 1.13 of the Qualified Plan.

     2.5 "Deferred Retirement Date" shall mean the first day of the month coincident with or immediately following the date a Participant retires after his or her Normal Retirement Date pursuant to the provisions of Section 4.2 (Deferred Retirement Date).

     2.6 "Early Retirement Date" shall mean the first day of the month coincident with or immediately following the date a Participant retires prior to his or her Normal Retirement Date pursuant to the provisions of Section 4.3 (Early Retirement Date).

     2.7 "Employer" shall mean the Partnership.

     2.8 "Normal Retirement Date" shall mean the first day of the month immediately following the later of: (a) the Participant's sixty-fifth (65th) birthday, or (b) the fifth (5th) anniversary of the date the Participant becomes a Member of the Qualified Plan.

     2.9 "MLP" shall mean Suburban Propane Partners, L.P., a Delaware limited partnership.

     2.10 "Participant" shall mean a person who has become a participant in this Plan pursuant to Section 3.1, who is entitled to benefits hereunder. Participants shall be limited to a "select group of management or highly compensated employees" as that term is used in ERISA.

     2.11 "Partnership" shall mean Suburban Propane, L.P., a Delaware limited partnership.

     2.12 "Pension Offset" shall mean the amount of the monthly Accrued Benefit payable as of the determination date (reduced to reflect commencement of the benefit payable hereunder prior to Normal Retirement Date) to the Participant under the Qualified Plan in the form of a Single Life Annuity, multiplied by twelve.

     2.13 "Plan" shall mean the Suburban Propane, L.P. Supplemental Executive Retirement Plan.

     2.14 "Qualified Plan" shall mean the Pension Plan for Eligible Employees of Suburban Propane, L.P.
2.15 "Retirement Date" shall mean the Early Retirement Date, the Normal Retirement Date, or the Deferred Retirement Date, whichever is applicable.

Article III.  Participation

3.1     Participation

Participants will be limited to individuals who, on or after March 5, 1996 are listed in Schedule A hereto.

3.2     Continuation of Participation

     (a) A person who has become a Participant in accordance with Section 3.1 shall, except as provided in subsection (b) below, continue as a Participant as long as he or she continues in the employment of the Employer and thereafter as long as he or she is entitled to benefits under the Plan.

     (b) Subject to the provisions of Section 11.3 (Change in Control), the Committee may, in its sole discretion, remove a Participant from active participation in the Plan if the Participant is no longer an Executive Officer of the Partnership. In this event, any benefits accrued under this Plan will be vested and payable at the Participant's Retirement Date in accordance with
Article IV. Notwithstanding anything herein to the contrary, if a Participant's employment is terminated for cause or mismanagement, as determined by the Committee, or if the Participant is convicted of a felony, or if the Participant's employment terminates prior to retirement as provided in Section 7.1, all rights under this Plan shall be forfeited.

     (c) Subject to the provisions of Section 11.3 (Change in Control), after a Participant commences retirement benefits in accordance with Article V, the Committee, in its sole discretion, may cease payment of benefits under this Plan if the Committee determines that the Participant is acting in bad faith against the Partnership or the MLP or has filed any legal suits, complaints, or grievances against the Partnership or the MLP in any court of law, tribunal, or with any federal, state, or municipal agency.

Article IV.  Retirement Date

4.1     Normal Retirement Date

A Participant who retires on his or her Normal Retirement Date shall be entitled to a benefit as determined in accordance with Section 5.1 (Normal Retirement Benefits).

4.2     Deferred Retirement Date

A Participant whose employment with the Partnership continues beyond his or her Normal Retirement Date and whose entitlement to benefits under the Plan has not been forfeited in accordance with subsection (b) of Section 3.2 (Continuation of Participation), shall retire on a Deferred Retirement Date and shall be entitled to a benefit in accordance with Section 5.2 (Deferred Retirement Benefit).

4.3     Early Retirement Date

A Participant who has attained age 55 and is credited with 10 or more years of Eligibility Service may retire at an Early Retirement Date. In such case, the Participant shall be entitled to a benefit as determined under Section 5.3 (Early Retirement Benefit).


Article V.  Retirement Benefits

5.1     Normal Retirement Benefit

The annual amount of the Normal Retirement Benefit payable hereunder shall be equal to:

(a) 1.4% of Participant's Average Final Compensation not in excess of 125% of Covered Compensation; plus (b) 1.75% of Participant's Average Final Compensation in excess of 125% of Covered Compensation; times (c) Participant's years of Benefit Service (not to exceed 35); minus (d) the Pension Offset.

A Participant's Normal Retirement Benefit shall commence on his or her Normal Retirement Date provided his or her Qualified Plan Benefit commences on such date.

5.2     Deferred Retirement Benefit

If a Participant remains in employment after his or her Normal Retirement Date and is entitled to a benefit in accordance with Section 4.2 (Deferred Retirement
Date), benefit payments shall be postponed until the Participant's actual retirement on the Deferred Retirement Date. At such Deferred Retirement Date, and provided the Qualified Plan Benefit then commences, the Participant shall be entitled to the benefit determined under Section 5.1 based on Benefit Service to the Deferred Retirement Date.

5.3     Early Retirement Benefit

A Participant retiring prior to his or her Normal Retirement Date, as provided in Section 4.3 (Early Retirement Date), shall be entitled to receive a benefit, commencing on such Normal Retirement Date, equal to the amount determined under
Section 5.1 based on his or her Average Final Compensation and Benefit Service, with each determined on such Early Retirement Date.

In lieu of such benefit commencing on the Normal Retirement Date, the Participant may elect to have such benefit commence on the first day of any month following his or her Early Retirement Date, provided he or she elects to commence the Qualified Plan Benefit on the same date. In such case, the Participant's benefit shall be reduced by 5/12 of one percent for each month by which such Early Retirement Date precedes the first day of the calendar month following his or her 62nd birthday. 5.4 Disability Retirement Benefit

A Participant who is entitled to a disability pension under Section 4.05 of the Qualified Plan, shall continue to be credited with Eligibility Service and Benefit Service hereunder. Upon attaining his or her Normal Retirement Date, such Participant shall be entitled to a benefit calculated in accordance with
Section 5.1 hereunder, based on his or her Average Final Compensation at the time he or she ceases to receive salary continuation payments on account of disability.

A Participant who is receiving disability benefits under the long-term disability plan and satisfies the requirements for an Early Retirement Benefit in accordance with Section 5.3 hereunder, shall be entitled to commence payment of his or her Disability Retirement Benefit prior to Normal Retirement Date in accordance with Section 5.3, provided the Participant elects to commence his or her Qualified Plan Benefit on such date. For purposes of the preceding sentence, the benefit amount shall be determined on the basis of the Participant's Average Final Compensation and Benefit Service on the date prior to the date benefits commence.

If the Participant's benefits under the Employer's long-term disability plan are discontinued prior to Normal Retirement Date and the Participant does not return to service with the Partnership or an Affiliate, he or she will be entitled to receive an Early Retirement Benefit calculated in accordance with Section 5.3, provided he or she then satisfies the eligibility requirements for such benefit and provided the Participant elects to commence his or her Qualified Plan Benefit on such date.

5.5     Adjusted Age and Benefit Service

The Committee may, in its sole discretion, determine an adjusted Benefit Service and/or an adjusted age for the Participant. The adjusted Benefit Service may be 1, 2, 3, 4, or 5 years more than the actual Benefit Service (subject to the 35 years maximum for Benefit Service). The adjusted age may be 1, 2, 3, 4, or 5 years more than his or her actual age.

In determining the amount of pension in accordance with this Article V, a Participant's adjusted age and adjusted Benefit Service shall be used as if they were his or her actual age and Benefit Service. However, under no circumstances shall benefits commence under this Plan prior to commencement of benefits under the Qualified Plan.


Article VI.  Death Benefits

6.1     Prior to Retirement

Upon the death of a Participant prior to retirement, his or her surviving spouse, if any, shall be entitled to a benefit hereunder if such surviving spouse is entitled to a benefit under the Qualified Plan. The amount and form (including commencement date) of the benefit payable to the surviving spouse shall be calculated in the same manner as the spouse's Pension provided for in
Section 4.6 of the Qualified Plan, however, on the basis of the formula set forth in Section 5.1 herein.

6.2     After Retirement

There is no benefit payable under the Plan in the event of the Participant's death after payment of the retirement benefit has commenced unless an option is in effect in accordance with Section 8.2 (Optional Forms of Benefits).

Article VII.  In Event of Termination of Employment

7.1     Termination Prior to Retirement

Subject to Section 11.3 ("Change of Control"), if a Participant's employment with the Partnership ceases for any reason and he is not eligible for a benefit under the provisions of Article IV (Retirement Date), or Article VI (Death Benefits), or Section 5.4 (Disability Benefits) no benefits shall become payable to such Participant under this Plan.

7.2     Termination after Eligibility for Retirement

A Participant whose employment with the Company ceases for any reason other than death and who is eligible to retire under the provisions of Article IV (Retirement Date), shall be deemed to have retired or to have been retired by the Company and shall be entitled to the appropriate benefits, subject to any possible forfeiture of benefits pursuant to Section 3.2.


Article VIII.  Time and Form of Benefit Payment

8.1     Normal Form of Benefit

Except as otherwise provided in Section 8.2, the retirement benefit shall be payable as a monthly annuity as of the first day of each calendar month for the life of the Participant with benefits ceasing upon the Participant's death.

8.2     Optional Forms of Benefit

If a Participant is entitled to a benefit from the Qualified Plan, the benefit under this Plan may be paid in the same form as the Qualified Plan's benefit is payable so long as the Committee approval is secured. If such form of payment is other than a Single Life Annuity, the amount of pension otherwise payable under this Plan shall be adjusted in the same manner that benefits are to be adjusted under the Qualified Plan.


Article IX.  Provision of Benefits

9.1     Participant Contributions

Participants shall make no contributions under the Plan.

9.2     Funding

Benefit payments from the Plan will be made from the general assets of the Partnership in accordance with such arrangements as the Partnership may deem necessary and proper to fulfill its agreement hereunder.


Article X.     Administration of the Plan

10.1    Powers and Duties of the Committee

The Committee, in addition to all the powers and duties specified in the various provisions of the Plan, shall have the exclusive right to interpret the Plan and to decide any matter arising in connection with the administration of the Plan.

Article XI.  Miscellaneous

11.1    Prohibition Against Encumbrance

Except in the case of a court order which meets the requirements of a "qualified domestic relations order" as defined in Section 414(p) of the Internal Revenue Code of 1986, no benefit under the Plan shall be alienated, assigned, disposed of, or in any manner encumbered while in the possession and control of the Partnership or the Employer. If the interest of any Participant or Participant's beneficiary would, but for this Section 11.1, cease in whole or in part to be enjoyed by such individual, the Committee, in its sole discretion, may direct that the funds constituting such interest be withheld or it may expend from such funds for the direct maintenance and support of the Participant, such Participant's spouse, children, or their dependents as, in the Committee's sole discretion, it deems fit and proper.

11.2    Right of Participant

Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Partnership to dismiss or otherwise terminate the employment, or change the terms of employment, or amount of compensation, of any Participant at any time for any reason.

11.3    Change in Control

The Plan will terminate effective on the close of business 30 days following a Change in Control, as hereinafter defined. Upon such Change in Control, Section
12.1 shall become null and void. Additionally, each Participant will be deemed retired pursuant to Section 5.1, based on Benefit Service through such Plan termination date. A lump sum payment equivalent to the present value of each Participant's benefit payable under this Plan, utilizing the lesser of the prime rate of interest at Chase Manhattan Bank as of the date of a Change in Control or 8%, whichever is less, as the discount rate to determine the present value of accrued benefits, shall be paid as soon as practical following such date of a Change in Control, but in no event later than 90 days. All other actuarial assumptions to be utilized shall be those in effect as at the last actuarial valuation of the Qualified Plan prior to such Change in Control.

For purposes of this Section 11.3 "Change in Control" means the occurrence during the term of the Plan of:

     (i) an acquisition (other than directly from the MLP) of Common Units, Subordinated Units or voting equity interests of the MLP ("Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the MLP, HM Holdings, Inc. or any of their affiliates, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or more than twenty five percent (25%) of the combined voting power of the MLP's then outstanding Units; provided, however, that in determining whether a Change of Control has occurred, Units which are acquired in a 'Non-Control Acquisition' (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the MLP or the Partnership or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the MLP (for purposes of this definition, a "Subsidiary"),

     (ii) the MLP or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (ii) approval by the partners of the MLP of (A) a merger, consolidation or reorganization involving the MLP, unless (x) the holders of Units immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding Units of the entity resulting from such merger, consolidation or reorganization (the "Surviving Entity") in substantially the same proportion as their ownership of the Units immediately before such merger, consolidation or reorganization, and
(y) no person or entity (other than the MLP, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the MLP, the Partnership, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of more than twenty five percent (25%) of the then outstanding Units), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity's then outstanding voting securities; (B) a complete liquidation or dissolution of the MLP; or (C) the sale or other disposition of 50% or more of the net assets of the MLP to any Person (other than a transfer to a Subsidiary). A transaction described in clauses (x) or (y) of subsection (A) hereof shall be referred to as a "Non-Control Transaction;" or

      (iii) A Qualified Owner or Qualified Owners (as defined below) not having, in the aggregate, Beneficial Ownership of at least 50.1% of the capital stock of the General Partner (as defined in the Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P.) (by vote and value). For purposes of this
               Section 11.3, "Qualified Owner" shall mean (a) Quantum Chemical Corporation, (b) SCM Chemicals Inc. or (c) the publicly-traded person that owns (or that owned at any time after the date hereof), directly or indirectly, 50.1% of the issued and outstanding stock of Quantum Chemical Corporation or SCM Chemicals Inc.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the MLP which, by reducing the number of Voting Securities outstanding, increases the proportional number of units Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the MLP, and after such acquisition by the MLP, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.


Article XII.  Amendment or Termination of the Plan

12.1    Amendment

The Board of Supervisors reserves the right at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of the Plan but no such amendment shall adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior the effective date of the amendment.

12.2    Termination

The Board of Supervisors shall have the right to terminate the Plan at any time provided that such action shall not adversely affect any Participant's or Participant's beneficiary rights to benefits accrued under the Plan prior to such action.

                                   Schedule A


                                 Participants in
                             Suburban Propane, L.P.
                     Supplemental Executive Retirement Plan



                   Mark A. Alexander, Executive Vice Chairman




                           Effective October 1, 1996:

                    Charles T. Hoepper, Senior Vice President

                     David R. Feheley, Senior Vice President